Q1 2020 Things are hard right now for everyone

Everything ﬂipped upside down in Q1

and we’re all adjusting together A real photo from Relater, our online global event

Zendesk is working remotely

And our top priority is supporting our customers

We put together the Remote Support Bundle

And expanded our Tech for Good program to oer free products for COVID-19 relief eorts

Tech for Good participants

Our customers keep rising to the occasion

Landbot is creating chatbots to help diagnose COVID-19 symptoms using Sunshine Conversations

Discord is keeping people connected during separation, as the usage of its service tripled

Founded by Cloudbeds and partners, is connecting people on the frontline of COVID-19 with lodging providers

During this time, we’re thankful for our customers’ continued trust and support

We’re going to get through this together Virtual hangouts for the win

Stay safe and helpful, everyone

zendesk

Q1 2020

Things are hard right now for everyone

Everything flipped upside down in Q1

and we're all adjusting together



A real photo from Relater, our online global event

Zendesk is working remotely

And our top priority is supporting our customers

We put together the Remote Support Bundle


End meeting

And expanded our Tech for Good program to offer free products for COVID-19 relief efforts

Tech for Good participants

masuno

KEEP SMALL STRONG

Maynooth Home support

Our customers keep rising to the occasion

Landbot.io

Landbot is creating chatbots to help diagnose COVID-19 symptoms using Sunshine Conversations

sunshine conversations

DISCORD

Discord is keeping people connected during separation, as the usage of its service tripled

Cloudbeds

Founded by
Cloudbeds and partners,
#HospitalityHelps
is connecting people on the frontline of COVID-19 with lodging providers

During this time, we're thankful for our customers' continued trust and support

zoom

ELEVEN

IMPERFECT FOODS

THERAPYBRANDS

The Dallas Morning News

LG

We're going to get through this together



Virtual hangouts for the win

Stay safe and helpful, everyone

zendesk